                                                                      Exhibit 24
                                POWER OF ATTORNEY

        Know all by these present that the undersigned hereby constitutes and appoints each of Leonard J. Amoruso and Andrew M. Greenstein the undersigned's true and lawful attorney-in-fact to:

1.   Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Knight Capital Group, Inc. (the
     "Company"): (i) Forms 10-K and 10-Q in accordance with Section 13 or 15(d)
     of the Securities Exchange Act of 1934 and the rules thereunder (the "1934
     Act"); (ii) Schedule 14A, Definitive Proxy Statement in accordance with
     Section 14(a) of the 1934 Act; and (iii) Forms 3, 4, and 5 in accordance with Section 16(a) of the 1934 Act (items (i) - (iii) collectively, the
     "SEC Forms");

2.   Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute the SEC Forms and timely file them with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3.   Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of subscription or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Sections 13, 14(a), 15(d) or 16 of the 1934 Act.

        This Power of Attorney shall remain in full force and effect until the undersigned is either no longer a member of the Board of Directors of the
Company, employed by the Company or required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of August, 2012, in the County of Hudson, State
of New Jersey.

                                            /s/ Matthew Nimetz
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                                                       Signature

                                            Matthew Nimetz
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                                                       Print Name